[FORM OF PROMISSORY NOTE]	EXHIBIT 10.4

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE MAKER RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE MAKER, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

SPARTA COMMERCIAL SERVICES, INC.

PROMISSORY NOTE

$	November 1, 2006

FOR VALUED RECEIVED, the undersigned, SPARTA COMMERCIAL SERVICES, INC., a Nevada corporation (the “Maker”), hereby promises to pay to the order XXXXX of (the “Payee”), the principal sum of XXXX THOUSAND AND NO/00 DOLLARS ($XXX), in the manner set forth below. All payments hereunder shall be made as set forth below, and each such payment shall be made in lawful money of the United States of America.

This promissory note is one of the notes (the “Note”, or collectively, the “Notes”) issued pursuant to an offering by the Maker of an aggregate of $1,000,000 of the Notes.

This Note is subject to the following terms and conditions:

1. Payment. The entire balance of this Note shall be due and payable on XXX, 2007 (the “Maturity Date”), unless earlier converted in accordance with Section 3. Payment of this Note shall be made by surrender of this Note to the Maker at its offices at 462 Seventh Ave., 20th Floor, New York, New York 10018, Attention: Anthony L. Havens, CEO, or at such other place as is designated in writing by the Maker. Interest on the unpaid principal amount of this Note shall accrue at the rate of six percent (6%) per annum and shall be payable at the same time as the payment of the principal amount of this Note.

2. Prepayment. The Maker shall have the right to prepay the outstanding balance of this Note plus accrued interest thereon.

3. Automatic Conversion.

(a)  Upon the Maturity Date, or such earlier date as the Maker shall elect, this Note and all accrued interest thereon, at the option of the Maker, shall be automatically converted into shares of the Common Stock, $.001 par value per share, of the Company at the rate of $.XX per share.

(b)  If the Maker exercises such option, the Maker and the Payee each agree to execute any and all documents that may be required in connection with any such conversion, and upon receipt by the Payee of certificates representing equity securities issued pursuant to a conversion, the Payee shall surrender this Note to the Maker for cancellation.

2.  Payment of Note. Subject to Section 1 hereof, the Maker will punctually pay or cause to be paid the amounts due hereunder at the dates and places and in the manner specified herein. Any sums required to be withheld from any payment on this Note by operation of law or pursuant to any order, judgment, execution, treaty, rule or regulation may be withheld by the Maker and paid over in accordance therewith.

3.  Events of Default. The following are Events of Default hereunder:

(a)  any failure by the Maker to pay when due all or any principal hereunder; or

(b)  if the Maker or any material subsidiary of the Maker shall (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator or any of its property, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code, or (v) file a voluntary petition in bankruptcy or a petition or bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (vi) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing; or

(c)  if any order, judgment or decree shall be entered, without the application, approval or consent of the Maker or any material subsidiary of the Maker, by any court of competent jurisdiction, approving a petition seeking reorganization of the Maker or any material subsidiary of the Maker or appointing a receiver, trustee, custodian, liquidator or other such official of the Maker or any material subsidiary, or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of ninety (90) days; or

(d)  any dissolution, liquidation or winding up of the Maker or any substantial portion of its business.

4.  Remedies on Default. If any Event of Default shall occur and be continuing, then the entire principal balance under this Note shall, at the option of the holder hereof and upon written notice to the Maker by Payee (except in the case of any Event of Default under Sections or 6(b) or 6(c) above, in which event acceleration shall be automatic), become immediately due and payable.

5.  Loss, Theft, Destruction or Mutilation of Note. Upon notice by the Payee to the Maker of the loss, theft, destruction or mutilation of this Note, and of indemnity or security reasonably satisfactory to the Maker, and upon reimbursement to the Maker of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Maker will make and deliver a new Note of like tenor, in lieu of this Note.

6.  Notice. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telecopied (with original sent via first-class mail) or sent by certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally, telecopied or, if mailed, five (5) days after the date of deposit in the United States mails, as follows:

If to the Maker:

Sparta Commercial Services, Inc.
462 Seventh Ave., 20th Floor
New York, New York 10018
Attention: Anthony L. Havens, CEO

If to the Payee:

7.  Amendments. This Note may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

8. Governing Law; Arbitration. This Note shall be deemed to be a contract made under the laws of the State of New York and shall be governed by and construed in accordance with the laws of the State of New York. If at any time any dispute, difference, or disagreement shall arise upon or in respect to this Note, then any such dispute, difference, and disagreement shall be referred to a single arbiter appointed by the President of the American Arbitration Association in accordance with the rules thereof, and such dispute, difference, or disagreement shall settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

9 Collection Costs. In the event that the Payee shall, after the occurrence and during the continuance of an Event of Default (and provided that the Payee shall be permitted, at such time, to enforce its rights hereunder and retain payments received hereunder), turn this Note over to an attorney for collection, the Maker shall further be obligated to the Payee for the Payee's reasonable attorneys' fees and expenses incurred in connection with such collection.

10. Successors and Assigns. All the covenants, stipulation, promises and agreements in this Note contained by or on behalf of the Maker shall bind its successors and assigns, whether or not so expressed.

11. Headings. The headings in this Note are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Note.

IN WITNESS WHEREOF, the Maker has duly caused this Note to be signed on its behalf, in its corporate name and by its duly authorized officer as of the date first set forth above.

SPARTA COMMERCIAL SERVICES, INC.

By:
Name: Anthony L. Havens
Title: Chief Executive Officer